NEWS RELEASE

    MEDIA CONTACTS:                                      INVESTOR RELATIONS:
    Alice Andors                Nicole Morodan           Tania Almond
    Digex, Inc.                 MS&L, for Digex          Digex, Inc.
    301.847.6471                212.213.7140             240.264.2237
    alice.andors@digex.com      nmorodan@mslpr.com       tania.almond@digex.com


                   DIGEX REPORTS RECORD THIRD QUARTER RESULTS
                BENEFITS OF SCALE DRIVE SHARP MARGIN IMPROVEMENT;
    QUARTERLY REVENUE INCREASES 189%; SIGNIFICANT NEW MANAGED SERVICES ADDED

BELTSVILLE, MD, OCTOBER 26, 2000 - Digex, Incorporated (Nasdaq: DIGX), a leading high-end managed Web and application hosting service provider for businesses worldwide, today announced revenue of $46.5 million for the quarter-ended September 30, 2000, a 189% increase over the same period a year ago. Managed servers totaled 3,914 with average monthly revenue per server reaching another record high of $4,103. Gross margin improved to 45% while EBITDA* losses narrowed to $17.8 million in the third quarter and net loss per share of $0.61, excluding merger-related expenses.

"Digex's strong improvement in margins this quarter demonstrates the leverage we can achieve through our deep expertise in developing pre-engineered, automated platforms. These well designed systems form the foundation for building complex and scalable solutions to meet the requirements of our diverse customers," said Mark Shull, president and CEO of Digex. "We continue to see healthy growth in our average monthly revenue per server, as customers increasingly recognize the flexibility of building their e-business initiatives on top of hardened, standardized platforms supported by our value-added managed products and services."

As previously announced in early September, WorldCom announced an agreement to become Digex's new majority shareholder. "WorldCom brings powerful distribution channels, the largest global network, a domestic and international data center footprint, and access to capital to Digex. We will leverage these assets to accelerate our business model and become the global leader in outsourced hosting," continued Shull.

In the third quarter, Digex continued its development of products and services in the areas of performance, high availability and managed storage to meet the increasingly complex needs of sophisticated e-business clients. Digex, Compaq and Microsoft have recently unveiled an industry first interactive customer management portal, the first phase of the three-year joint development -- project "Tiger." The portal provides real-time resource monitoring and management, ticket management, and an XML framework for flexible, standards-based data exchange between Digex back-office systems and client applications. "This is another great milestone in Digex engineering. The research and development work we're doing with Compaq and Microsoft promises to further extend our leadership in high-value managed hosting services. We continue to raise the bar in managed hosting, enabling tighter integration between our sophisticated monitoring, billing and provisioning systems and the internal systems and processes of our clients," concluded Shull.

Other key metrics driving the company's strong results in the quarter include:

- Annualized revenue per customer, grew to over $281,000, up 150% over 3Q99 and up from $227,000 in the previous quarter.

- Average number of servers per customer rose to 6.0, up 79% over the year-ago level and up from 5.4 last quarter.

"We are pleased with our financial results for the quarter, as we exceeded guidance across revenue, EBITDA, EPS and most notably gross margin. We remain comfortable with our previously increased guidance for 2000 and 2001," said Tim Adams, chief financial officer for Digex.

"In the third quarter we placed a strong emphasis on adding significant enhancements to our managed products and services. Our Intelligent Director service, a Layer 7 Web Switching solution based on Cisco technology, further enhances performance of e-business sites, in time for the upcoming holiday shopping season," said Rebecca Ward, president, engineering, product management and marketing for Digex. "The launch of our advanced Managed Storage SAN and Tape Backup SAN solutions deepen our already strong capabilities in this mission critical area, and we will continue our focus on storage as a strategic feature of our managed computing environment."

"Our enterprise customer base continued to expand, with the addition of such companies as First Republic Bank, Young America and La-Z-Boy," said Nancy Faigen, president of sales and service delivery for Digex. "We have a great track record with the financial services, manufacturing, retail and transportation industries, and continue to see defined needs within these industries as they implement their Internet strategies. We continue developing core product groups to meet their ever growing set of complex requirements."

The Company's planned expansion of its direct sales force continued on track. Quota-carrying salespeople grew to 121, out of a total Digex employee base of 1,191, as of September 30, 2000.

Additional quarterly highlights for Digex include;

- Won key enterprise customers, including First Republic Bank, La-Z-Boy, Vertecon (formerly Primary WebWorks), Tribal - DDB Dallas, Tourneau, NPD, Young America and web-centric customers including IntellExchange and Juritas. New application service providers (ASPs) in the quarter included mindlever.com, PowerCerv and Indus International.

- Implemented significant expansion among customers including American Century Investments, J. Crew and Medem, along with organic growth within its ASP customer base with expansions by Celarix and Commerce One Global Services.

- Opened a unified engineering lab, creating the ultimate development Internet ecosystem for product engineering, network development, training and research and development.

- Enhanced support of industry-leading e-business applications including BroadVision, Vignette, BEA WebLogic, IBM WebSphere and ATG Dynamo.

- Launched Intelligent Director, a traffic management and distribution system based on Layer-7 switching for both Web sites and firewalls.

-   Introduced SQL Server 2000 for high-transaction volume e-business sites.

Financial highlights:
-   Revenue mix by segments for the third quarter was approximately:

                          Enterprises       70%
                     Internet-centric       20%
        Application Service Providers       10%

- Gross margin in the quarter was 45.2%, up 3.4% sequentially from the normalized 2Q00 level of 41.8%, which excludes the equipment sale

-    Capital investments for the quarter totaled $72.4 million

-    Cash and cash equivalents were $142.7 million as of September 30, 2000

Digex expects fourth quarter 2000 results as follows:

- Expected revenue in the range of $52-$54 million, with full year 2000 revenue expected in the range of $168-$170 million

-    Expected gross margin of approximately 45%

-    Expected EBITDA* losses in the range of $17-$18 million

- Depreciation and amortization in the range of $27-$29 million, based largely on demand driven capital spending

-    Net loss per share of approximately $0.68-$0.72

Digex expects full year 2001 results as follows:

-    Revenue in the range of $300-$310 million

-    Gross margin in the range of 49%-51%

-    EBITDA* losses in the range of $10-$20 million

-    Net loss per share in the range of $2.60- $2.65

-    Capital expenditures of approximately $200 million

FORWARD LOOKING STATEMENTS
Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

ABOUT DIGEX
Digex (Nasdaq: DIGX) is a leading provider of managed Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool. Digex customers, from mainstream enterprise corporations, Internet-based businesses and Application Service Providers (ASPs), leverage Digex services to deploy secure, scaleable, high performance business solutions, including electronic retailing, online financial services, online procurement and customer self-service applications. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Additional information on Digex is available at www.digex.com.

--------------------------------------------------------------------------------
INTERNET USERS: Digex news releases and other useful information are available on the Digex Web site at www.digex.com. To receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of the site and click on the "Investor Information Request Form" link.

- EBITDA consists of earnings (net loss) before interest expense, interest and other income, merger-related expenses, foreign exchange gain or loss, income taxes, deferred compensation, depreciation, and amortization. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should also not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. This caption excludes components that are significant in understanding and assessing the results of operations and cash flows. In addition, EBITDA is not a term defined by generally accepted accounting principles and as a result EBITDA may not be comparable to similarly titled measures used by other companies. However, the Company believes that EBITDA is relevant and useful information that is often reported and widely used by analysts, investors and other interested parties in the Web site and application hosting industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of the Company's operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditures and working capital requirements.

                               DIGEX, INCORPORATED

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

            UNAUDITED (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                SEPTEMBER 30,                            SEPTEMBER 30,
                                                    -------------------------------------      -----------------------------------
                                                          2000                1999                   2000               1999
                                                    ----------------   ------------------      ----------------  -----------------

Revenues                                             $      46,531      $         16,111        $      116,727    $        38,132
Costs and expenses:
     Cost of operations                                      4,237                 2,698                17,275              7,044
     Cost of services                                       21,256                 6,331                49,480             13,761
     Selling, general and administrative                    38,880                20,119               101,872             46,846
     Deferred compensation                                   1,087                   509                 3,077                509
     Depreciation and amortization                          21,883                 8,146                52,435             18,112
                                                    ---------------    ------------------      ----------------  -----------------
Total costs and expenses                                    87,343                37,803               224,139             86,272
                                                    ---------------    ------------------      ----------------  -----------------
Loss from operations                                       (40,812)              (21,692)             (107,412)           (48,140)
Other income (expense)
     Interest expense                                         (523)                 (373)               (1,395)              (612)

     Interest and other income                               2,838                 1,293                10,239              1,293
     Merger-related expenses                                (2,708)                    -                (2,708)                 -
                                                    ---------------   -------------------     ----------------  -----------------
       Total interest and other income                         130                 1,293                 7,531              1,293

Net loss before income tax benefit                         (41,205)              (20,772)             (101,276)           (47,459)
Income tax benefit                                               -                     -                     -              4,839
                                                    ---------------    ------------------      ----------------  -----------------
Net loss                                             $     (41,205)     $        (20,772)       $     (101,276)   $       (42,620)
                                                    ===============    ==================      ================  =================

Net loss per common share -
     basic and diluted  (1)                          $       (0.65)     $          (0.36)       $        (1.60)   $         (0.81)
                                                    ===============    ==================      ================  =================

Net loss per common share -
     basic and diluted  (3)                          $       (0.61)     $          (0.36)       $        (1.56)   $         (0.81)
                                                    ===============    ==================      ================  =================

Shares used in computing basic and
     diluted net loss per share                         63,616,765            57,250,000            63,248,403         52,443,223
                                                    ===============    ==================      ================  =================


EBITDA (2)                                                 (17,842)              (13,037)              (51,900)           (29,519)



(1) Basic and diluted loss per share have been calculated assuming that the common shares issued in connection with the Company's recapitalization in April 1999 were outstanding for all periods presented.

(2) EBITDA consists of earnings (net loss) before interest expense, interest and other income, merger-related expenses, foreign exchange gain or loss, income taxes, deferred compensation, depreciation and amortization. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should not to be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA presented herein may not be comparable to similarly titled measures used by other companies.

(3) Basic and diluted loss per share have been calculated excluding merger-related expenses in Interest and Other Income.

                               DIGEX, INCORPORATED

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                (AMOUNTS IN THOUSANDS, EXCEPT SHARE INFORMATION)



                                                                                     SEPTEMBER 30,               DECEMBER 31,
                                                                                         2000                        1999
                                                                                   ------------------        ----------------------
                                                                                      (UNAUDITED)


                                    ASSETS

Current assets:
            Cash and cash equivalents                                             $          142,732        $               88,778
            Restricted investments                                                             2,000                             -
            Accounts receivable, net of allowance of  $3,586 and
            $4,362 in 2000 and 1999, respectively                                             32,569                        17,271
            Due from Intermedia                                                                    -                         3,110
            Prepaid expenses and other current assets                                          9,072                         1,496
                                                                                   ------------------        ----------------------
                 Total current assets                                                        186,373                       110,655
Property and equipment, net                                                                  326,783                       205,903
Intangible assets, net                                                                        24,220                        27,213
Other assets                                                                                   1,184                           538
                                                                                   ------------------        ----------------------
                 Total assets                                                     $          538,560        $              344,309
                                                                                   ==================        ======================



                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
            Accounts payable and accrued expenses                                 $           49,837        $               33,619
            Deferred revenue                                                                       -                           222
            Due to Intermedia                                                                    326                             -
            Current portion of note payable                                                    2,730                         1,235
            Current portion of capital lease obligations                                       1,694                           801
                                                                                   ------------------        ----------------------
                 Total current liabilities                                                    54,587                        35,877
Note payable                                                                                   1,405                         2,477
Capital lease obligations                                                                     27,204                        15,766
                                                                                   ------------------        ----------------------
                 Total liabilities                                                            83,196                        54,120
                                                                                   ==================        ======================


Stockholders' equity:

Preferred stock, $.01 par value; 5,000,000 shares
authorized; 100,000 designated as Series A
Convertible; 100,000 shares issued and outstanding in 2000                                         1                             -

Class A common stock, $.01 par value; 100,000,000 shares
authorized; 24,492,510 and 11,500,000 shares
issued and outstanding  in 2000 and 1999, respectively                                           245                           115

Class B common stock, $.01 par value; 50,000,000
shares authorized; 39,350,000 and 50,000,000 shares
issued and outstanding in 2000 and 1999, respectively                                            393                           500

Additional paid-in capital                                                                   620,593                       354,553
Accumulated deficit                                                                         (154,044)                      (52,768)
Deferred compensation                                                                        (11,824)                      (12,211)
                                                                                   ------------------        ----------------------
                 Total stockholders' equity                                                  455,364                       290,189
                                                                                   ------------------        ----------------------
                 Total liabilities and stockholders' equity                       $          538,560        $              344,309
                                                                                   ==================        ======================
